Exhibit 99.2
                                                       ------------


             FORM OF NOTICE OF GUARANTEED DELIVERY FOR

                      J. CREW OPERATING CORP.



           This form or one substantially equivalent hereto must be used to accept the Exchange Offer of J. Crew Operating Corp. (the "Issuer") made pursuant to the Prospectus, dated ________ __, 1997 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Issuer prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to State Street Bank and Trust Company (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

 Delivery to: State Street Bank and Trust Company, Exchange Agent

          By Mail:                         By Overnight Mail or Courier:
        P.O. Box 778                          Two International Place
Boston, Massachusetts 02102                 Boston, Massachusetts 02110
Attention: Corporate Trust Department   Attention: Corporate Trust Department
       Kellie Mullen                             Kellie Mullen

By Hand in New York to 5:00 p.m.          By Hand in Boston to 5:00 p.m.
      (as drop agent):                      Two International Place
        61 Broadway                               Fourth Floor
         15th Floor                             Corporate Trust
   Corporate Trust Window                 Boston, Massachusetts 02110
     New York, NY 10006

                              For information call:
                              (617) 664-5587




           Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

           Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery
Procedures" section of the Prospectus.

Principal Amount of Old Notes Tendered:   Name(s) of Record Holders(s):


$______________________________________
                                         ___________________________________
Certificate Nos. (if available):
                                         ___________________________________
                                          Address(es):
__________________________________

__________________________________
                                         ___________________________________

                                         ___________________________________
If Old Notes will be delivered by        Area Code and Telephone Number(s):
book-entry transfer to The
Depositary Trust Company, provide
account number.
                                         ___________________________________
                                          Signature(s):
Account Number_________________________
                                         ___________________________________

                                         ___________________________________

           THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

                             GUARANTEE

             (Not to be used for signature guarantee)

The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby (a) guarantees to deliver to the Exchange Agent, at one its address set forth above, the certificates representing all tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm: ____________________________      ______________________________
                                                    (Authorized Signature)

Address:__________________________________

__________________________________________

Area Code and
Telephone Number:_________________________
                                               Title:__________________________

                                               Name:___________________________

                                               Date:___________________________